UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2013

The Hallwood Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8303	51-0261339
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3710 Rawlins, Suite 1500, Dallas, Texas	75219
(Address or principal executive offices)	(Zip Code)

(214) 528-5588

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Amendment to Agreement and Plan of Merger

As previously announced, on June 4, 2013, The Hallwood Group Incorporated, a Delaware corporation (the “Company”), Hallwood Financial Limited, a corporation organized under the laws of the British Virgin Islands (“Parent”), and HFL Merger Corporation, a Delaware corporation and wholly owned subsidiary of the Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. Parent is controlled by Anthony J. Gumbiner, Chairman and Chief Executive Officer of the Company, and Parent currently owns 1,001,575, or 65.7%, of the issued and outstanding shares of common stock, par value $0.10 per share, of the Company.

Section 5.4(a) of the Merger Agreement provides, among other things, that each of the parties would use its commercially reasonable efforts to prepare and cause the Proxy Statement and Schedule 13E-3 (as such terms are defined in the Merger Agreement) to be filed with the Securities and Exchange Commission (“SEC”) as promptly as reasonably practicable after the date of the Merger Agreement.

On July 11, 2013, the parties agreed that it would not be commercially reasonable to file the Proxy Statement and Schedule 13E-3 prior to October 31, 2013, and therefore entered an Amendment to Agreement and Plan of Merger to extend the period of time within which the parties must prepare and file the Proxy Statement and Schedule 13E-3 (the “Amendment”). The parties also changed the form of Exhibit A to the Merger Agreement to reflect that the name of the surviving corporation after the effective date of the Merger will be The Hallwood Group Incorporated. All other provisions of the Merger Agreement remain in effect.

The Board of Directors of the Company, by affirmative vote of all of the members of the Board of Directors of the Company other than Mr. Gumbiner, acting upon the unanimous recommendation of the Special Committee, has (i) determined that it is in the best interests of the Company and its stockholders (other than Parent and Merger Sub), and declared it advisable, to enter into the Amendment, (ii) approved the execution, delivery and performance of the Amendment.

The Board of Directors of Merger Sub and the Board of Directors of Parent have each unanimously approved the Amendment and declared it advisable for Merger Sub and Parent, respectively, to enter into the Amendment.

The foregoing information only constitutes certain terms of the Merger Agreement, as amended by the Amendment, and is not a complete description of all of the parties’ rights and obligations under the Merger Agreement, as amended by the Amendment. For the complete terms, please read: (a) the Merger Agreement as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2013 and (b) the Amendment included as Exhibit 2.1 to this report on Form 8-K.

Forward-Looking Statements

This report on Form 8-K (including the documents incorporated by reference herein and the exhibits filed herewith) includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “would,” “expect,” “intend,” “could,” “estimate,” “should,” “anticipate”, “doubt” or “believe.” The Company intends that all forward-looking statements be subject to the safe harbors created by these laws. All statements other than statements of historical information provided herein are forward-looking and may contain information about financial results, economic conditions, trends, and known uncertainties. All forward-looking statements are based on current expectations regarding important risk factors. Many of these risks and uncertainties are beyond the Company’s ability to control, and, in many cases, the Company cannot predict all of the risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Actual results could differ materially from those expressed in the forward-looking statements, and readers should not regard those statements as a representation by the Company or any other person that the results expressed in the statements will be achieved. Important risk factors that could cause results or events to differ from current expectations are described in the Company’s annual report on Form 10-K for the year ended December 31,

2012 under Item 1A –“Risk Factors”. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the operations, performance, development and results of the Company’s business. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof, including without limitation, changes in its business strategy or planned capital expenditures, growth plans, or to reflect the occurrence of unanticipated events, although other risks and uncertainties may be described, from time to time, in the Company’s periodic filings with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description

2.1	Amendment to Agreement and Plan of Merger, dated as of July 11, 2013, among Hallwood Financial Limited, HFL Merger Corporation, and The Hallwood Group Incorporated

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hallwood Group Incorporated

Dated: July 12, 2013	By:	/s/ Richard Kelley
	Name:	Richard Kelley
	Title:	Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Amendment to Agreement and Plan of Merger, dated as of July 11, 2013, among Hallwood Financial Limited, HFL Merger Corporation, and The Hallwood Group Incorporated